UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 5, 2024

PERASO INC.
(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2024, Peraso Inc. (the “Company”) entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of existing Series B warrants of the Company to purchase up to an aggregate of 2,246,030 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an original exercise price of $2.25 per share, issued to the Holders on February 8, 2024 with a current expiration date of November 8, 2024 (the “Existing Warrants”).

Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $1.30 per share (the “Reduced Exercised Price”) in consideration for the Company’s agreement to issue in a private placement (i) new Series C common stock purchase warrants (the “Series C Warrants”) to purchase an aggregate of 2,246,030 shares of Common Stock (the “Series C Warrant Shares”), and (ii) new Series D common stock purchase warrants (the “Series D Warrants,” and collectively with the Series C Warrants, the “New Warrants”) to purchase an aggregate of 2,246,030 shares of Common Stock (the “Series D Warrant Shares,” and collectively with the Series C Warrants Shares, the “New Warrant Shares”), as described below (the “Offering”). In connection with the Offering, the Company also agreed to reduce the exercise price of the Existing Warrants to purchase an aggregate of 1,728,490 shares of Common Stock for all holders of the Existing Warrants not participating in the Offering to the Reduced Exercise Price for the remaining term of the Existing Warrants.

The closing of the transactions contemplated pursuant to the Inducement Letters is expected to occur on or about November 6, 2024, subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $2.9 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other Offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the total gross proceeds from the Offering, pursuant to that certain engagement letter, by and between the Company and the Placement Agent, dated as of December 4, 2023, as amended (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to reimburse the Placement Agent for its expenses in connection with the Offering in an amount up to $45,000. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 7.0% of the aggregate number of shares of Common Stock issued pursuant to the Inducement Letters to the Holders who agreed to exercise their Existing Warrants (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the Series C Warrants, except that the Placement Agent Warrants will be exercisable until the five-year anniversary of the date of issuance and will have an exercise price equal to 125% of the Reduced Exercise Price.

The issuance and resale of the shares of Common Stock underlying the Existing Warrants has been registered pursuant to an existing registration statement on Form S-1 (File No. 333-276247), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 6, 2024.

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares (the “Resale Registration Statement”) within 30 calendar days of November 5, 2024, and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 calendar days (or 90 calendar days if the SEC notifies the Company that it will review the registration statement) following the filing of the initial Resale Registration Statement and to keep the Resale Registration Statement effective at all times until the earlier of when (i) the Holders no longer own any New Warrants or New Warrant Shares or (ii) the Delegend Date (as defined in the Inducement Letters).

Pursuant to the Inducement Letters, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until thirty (30) days after November 5, 2024. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letters) until one hundred twenty (120) calendar days after November 5, 2024 (subject to certain exceptions).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $1.61 per share. The Series C Warrants will be exercisable upon issuance until the six-month anniversary of the date of issuance. The Series D Warrants will be exercisable upon issuance until the five-year anniversary of the date of issuance. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed notice of exercise accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction (other than a merger or consolidation of the Company with any Subsidiary or Affiliate whereby the stockholders of the Company do not own at least (x) 50.1% of the outstanding shares of Common Stock and (y) 50.1% of the voting power of the surviving entity immediately after such merger or consolidation), exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holders’ written consent.

Call Provision (Series D Warrants)

The Series D Warrants are callable by the Company as follows: Subject to certain exceptions, if, after the initial exercise date of the Series D Warrants, (i) the closing price for any 20 of 30 consecutive trading days (the “Measurement Period,” which 20 of 30 consecutive trading day period shall not have commenced until after such initial exercise date) exceeds $4.83 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after such initial exercise date), (ii) the average daily dollar volume for such Measurement Period exceeds $500,000 per trading day and (iii) the holder of the Series D Warrant is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, then the Company may, within 1 trading day of the end of such Measurement Period, upon notice to the Series D Warrant holder (a “Call Notice”), call for cancellation of all or any portion of the Series D Warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per Series D Warrant Share. If the conditions set forth in the Series D Warrant for such call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of the Series D Warrant subject to such Call Notice for which a notice of exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth trading day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”).

The forms of Inducement Letter, Series C Warrant, Series D Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively. The descriptions of the terms of the Inducement Letters, the Series C Warrants, the Series D Warrants and the Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The New Warrants, Placement Agent Warrants, New Warrant Shares and Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 8.01 Other Events.

On November 5, 2024, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series C Warrant.
4.2	Form of Series D Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Inducement Letter.
99.1	Press Release dated November 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: November 5, 2024	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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